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                                  EXHIBIT 99.1


                Press Release issued on October 4, 1996 regarding acquisition of WOSN-FM.
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[COMMODORE MEDIA, INC. LOGO]

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                                                                  PRESS RELEASE
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Commodore Media, Inc.
500 Fifth Avenue - Suite 3000, New York, NY 10110
Contact:  Sandra Nacinovich
Phone:    212-302-5580
FAX:      212-302-6457

FOR IMMEDIATE RELEASE

COMMODORE MEDIA TO ACQUIRE RADIO STATION FROM INDIAN RIVER SHORES PARTNERS

FRIDAY, OCTOBER 4, 1996 - NEW YORK, NEW YORK

Commodore Media, Inc.'s, Bruce Friedman, President and CEO announces that it has signed an agreement to purchase WOSN-FM in Indian River Shores, FL from Indian River Shores Partners. WOSN-FM operates on 97.1 Mhz and programs Adult Standards. The acquisition was handled by Randall Jeffery, Jr. of Media Venture Partners.

Commodore Media will increase its owned and operated radio stations (through LMA's or JSA's) to 34 (20 FM's 14 AM's): WEFX-FM, WRKI-FM, WNLK-AM, WINE-AM, WKHL-FM and WSTC-AM in Fairfield County, Connecticut; WAEB-FM, WZZO-FM, WAEB-AM and WKAP-AM in Allentown, Pennsylvania; WJBR-AM/FM in Wilmington, Delaware; WZZR-FM, WQOL-FM, WPAW-FM, WAVW-FM, WAXE-AM, and WBBE-FM in the Treasure Coast of Florida; WFAS-AM/FM, WAXB-FM, WZZN-FM and WPUT-AM in Westchester/Putnam Counties, New York; WTCR AM/FM, WKEE-AM/FM, WHRD-AM in Huntington, West Virginia; WZZW-AM, WFXN-FM, Milton, WV; WBVB-FM Coal Grove, OH; and WIRO-AM, WMLV-FM Ironton, OH.
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